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                                 EXHIBIT 10.15

                    ASSOCIATES CORPORATION OF NORTH AMERICA
                            EXECUTIVE INCENTIVE PLAN
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                    ASSOCIATES CORPORATION OF NORTH AMERICA

                            EXECUTIVE INCENTIVE PLAN

                               (Restated 7-31-80)

                               (Revised 3/15/83)

                                   ARTICLE I
                                  DEFINITIONS

         1.1 The following capitalized terms used in this Plan shall have the respective meanings set forth in this section:

         (a) "Account Balance" shall mean at any time the amount credited to a participant's Cash Account, the value of the Stock Units and other units representing securities upon which the value of such units may be established credited to an Executive's Deferred Account and interest on the Cash Account accrued but not credited at such time.

         (b) "Cash Account" shall mean that portion of an Executive's Deferred Account reflecting amounts credited to the participant in U.S. Dollar amounts. The balance in the Cash Account shall bear interest on a daily basis computed on a 365 or 366 day year, as the case may be, at the Prime Rate.

         (c) "Committee" shall mean the Compensation Committee of the Board of Directors of Associates Corporation of North America.

         (d) "Company" shall mean Associates First Capital Corporation and Associates Corporation of North America and their subsidiaries.
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         (e)     "Deferred Account" shall mean the record maintained by the
Company reflecting a participant's Cash Account and Stock Units.

         (f) "Deferred Amount" shall mean that amount of any award hereunder which a participant has elected to defer under the provisions of 6.1.

         (g) "Plan" shall mean this Executive Incentive Plan, as amended and restated, effective August 1, 1980.

         (h) "Price" shall mean for Common Stock and such other security upon which the value of such other unit established under this Plan is based
(i) the closing price per unit of such securities on the New York Stock Exchange or if no price is quoted on the New York Stock Exchange, then (ii) the closing per unit sales price on such other principal national securities exchange on which such security is quoted, or if no closing price is quoted on such other national securities exchange, then (iii) the average of the closing bid and asked per unit price of the security on the over the counter market as quoted by the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or if such security is not quoted on NASDAQ, then (iv) the average of the closing bid and asked per unit price for the security as reported by the National Quotation Bureau Incorporated, or if none of the foregoing methods make reported price information available, then (v) by such per unit price as the Committee determines approximates fair market value based on information available at the time.

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         (i)     "Prime Rate" shall mean the per annum rate of interest charged by Manufacturers Hanover Trust Company for short term unsecured loans to its most creditworthy borrowers as announced from time to time.

         (j) "Prior Plan" shall mean the Executive Incentive Plan as in effect from time to time prior to August 1, 1980.

         (k) "Stock Unit" shall mean the equivalent of a share of Common Stock par value $1 per share of Gulf + Western Industries, Inc. ("Common Stock").

                                   ARTICLE II
                                  ANNUAL PLAN

         The Prior Plan became effective January 1, 1964, and has continued in effect since such date as amended and restated from time to time until August 1, 1980. The Prior Plan shall govern participation and incentive amounts through the fiscal year ended July 31, 1980. The Plan, as amended and restated herein, shall continue in full force and effect and shall apply for each fiscal year beginning August 1, 1980 and each fiscal year thereafter for all purposes as to Account Balances on and after such date and participation for such years unless on or before June 15 of any fiscal year the Board of Directors shall elect to discontinue the Plan. All computations for the purpose of determining incentive amounts under the Plan shall be made on the basis of a fiscal year beginning on August 1 and ending on July 31.

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                                  ARTICLE III
                         ELIGIBILITY FOR PARTICIPATION

         All employees of the Company shall be eligible to participate in the Plan (hereinafter referred to as the "Eligible Executives").

                                   ARTICLE IV
                          DESIGNATION OF PARTICIPANTS

         On or before July 15, 1980 and on or before July 15 of each fiscal year thereafter, the Committee shall designate those Eligible Executives who shall participate hereunder for the succeeding fiscal year. Each such participant shall be notified on or before July 15 of each fiscal year that he has been designated as a participant for the following fiscal period. However, the Committee may designate participants after July 15 for participation in the following fiscal period but such designation shall be made not later than 30 days prior to the termination of the fiscal year in which the designee is to be a participant.

                                   ARTICLE V
                   AMOUNT AND DISTRIBUTION OF INCENTIVE FUND

         Annually, the Committee shall determine, in its discretion, for each fiscal year the amount of an incentive fund, if any, available to be distributed among the participants in the Plan and the basis for the distribution of such fund among such participants.

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                                   ARTICLE VI
                            ELECTION BY PARTICIPANTS

         6.1. Each participant may elect that a portion or all of the incentive fund, if any, awarded to him for any fiscal year be paid currently in cash or deferred by designating the amounts to be paid in cash and the Deferred Amount and designate that part of the Deferred Amount to be credited to his Deferred Account as Stock Units or to the Cash Account. The election of the Deferred Amount for any fiscal year must be irrevocably made in writing and delivered prior to the commencement of the fiscal year (or in the case of a designated participant selected subsequent to the beginning of a fiscal year, within 15 days following receipt of notice of selection as a participant) to the officer of the Company designated from time to time by the Committee. The election as to portions of the Deferred Amount to be credited to the Cash Account or as Stock Units shall be made at the same time as the election as to Deferred Amounts. In the absence of any election by the designated participant within the times provided, the participant's share, if any, of the incentive fund for that fiscal year shall be paid currently in cash to the participant.

         6.2.    (a)      Amounts elected to be payable in cash shall be paid to
the participant on or before the November 1 following each fiscal year.

                 (b) Deferred Amounts shall be credited to the Deferred Account of each participant on or before the November 1 following the end of each fiscal year.
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                 (c)      The number of whole Stock Units to be credited to the
Deferred Account shall be determined by dividing the applicable part of a participant's Deferred Amount by the Price for a share of Common Stock on the last trading day of the fiscal year for which the award was made. Only the number of whole Stock Units so determined shall be credited to the Deferred Account of the participant and any part of the Deferred Amount remaining shall be credited to the Cash Account.

                 (d) The Deferred Amount which a participant has not elected to be translated into Stock Units or any Deferred Amount remaining after determining the number of whole units to which the participant is entitled, or, the entire amount of the participant's award, in the absence of a timely election as set forth in Section 6.1 above, shall be credited to the Cash Account. Any amount credited to the Cash Account shall bear interest from the date credited. Interest earned during each fiscal quarter shall be credited at the end of such quarter.

                                  ARTICLE VII
                        ACCOUNT BALANCE OF PARTICIPANTS

         7.1. The Company shall maintain a Deferred Account for each participant in the Plan.

         7.2.     (a)       There shall be credited to the Deferred Account for
each Stock Unit amounts equal to any dividends paid on a share of Common Stock and for such other security upon which the value of a unit established hereunder may be based, dividends or interest as the case may be, such amounts to be credited as of the dividend or interest payment date and in such manner that the
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participant's Deferred Account shall accrete to the same extent as though the participant held the number of shares Of Common Stock or such other securities represented by the units credited to his account from and after the date so credited. Any such accretions shall be converted into additional whole Common Stock or such other securities, to the extent possible with the funds available, based upon the Price of a share of Common Stock or such other security, respectively, on the record dates for such dividend or interest payments, or, if such record dates shall not be a market trading date, upon the next preceding market trading day. Stock Units shall be adjusted to reflect stock dividends, stock splits, stock combinations or any other change in the Common Stock, all in such manner that the Stock Units credited to the participant shall reflect such changes to the same extent as though the participant held the number of shares of Common Stock represented by the Stock Units. Any amount remaining after crediting the whole units as provided above shall be credited to the participant's Cash Account.

                 (b) If an offer is made generally to holders of a security upon which the value of a unit under this plan is based to exchange or convert such security for or into a security of another issue or class, then the Committee may in its discretion


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establish an additional unit under this plan based on the security being offered and may by notice to participants grant the same terms of conversion or exchange to the participants in this plan as if such participants had been the holders of such security upon which units credited to their accounts are based and an addenda shall be attached to the Plan setting forth the terms of the option granted by the Committee and other applicable terms and conditions.

         7.3. During employment (including the year ended July 31, 1980 in the case of participant taking retirement in that year) or if the participant has taken retirement in accordance with Company policy at the election of the participant, and with the approval of the Committee, any amount or portion thereof credited to the participant's Deferred Account may be converted as of any July 31 ("Conversion Date") (i) from or into Stock Units or Cash Account as selected by the participant and (ii) from, but not into, other units which may have been established pursuant to 7.2(b). In the case of conversion from or to Stock Units or such other units, the conversion shall be based upon the average closing Price of the Common Stock, or such security as the other unit may be based, as appropriate, over the fifteen market trading days immediately preceding such Conversion Date. Any election of the participants in accordance with this Section 7.3 must be delivered in writing to the Committee not later than thirty (30) days prior to such Conversion Date.


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         7.4. The Company shall have no obligation to set aside, earmark, or entrust any fund, assets, property, shares of Common Stock or other securities with which to fund, or to make payment or distribution in fulfillment of, its obligations hereunder. The participant and any successor in interest to him, in respect of all payments or distributions to be made hereunder, shall be and remain simply a creditor of the Company in the same manner as any other creditor having a general claim for unpaid compensation as, if and when his rights or the rights of his successors in interest to receive the same shall mature or become payable and distributable.

                                  ARTICLE VIII
                            NON-VESTING OF BENEFITS

         No right or benefit under this Plan for any fiscal year shall vest in any participant by reason of his designation as a participant hereunder and no right, benefit or payment under this Plan shall be subject at any time to anticipation, sale, assignment, pledge, encumbrance or charge and any attempt to anticipate, sell, assign, pledge, encumber or charge the same shall be void. No right, benefit or payment hereunder shall in any manner be available for or subject to the debts, contracts, liabilities or torts of the person entitled to such benefits.


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         Any person by reason of being designated as a participant in the Plan shall have no right, title or interest in or to the incentive fund for such fiscal year except to the extent of a specific amount actually awarded by the Committee to the participant for the fiscal year in question.

                                   ARTICLE IX
                DETERMINATION OF AND PAYMENT OF ACCOUNT BALANCES

         9.1. No payments from the Account Balance of a participant shall be made prior to termination of employment. Upon termination of the employment of a participant for any reason, including death, the participant's Account Balance as of the date of such termination shall be determined and paid in accordance with the terms of this Article IX.

         9.2. For purposes of determining the Account Balance, the value of the units shall be determined by multiplying Stock Units and such other units as may have been established pursuant to this Plan credited to the Account Balance by the average of the Prices over the thirty days preceding termination of employment.

         9.3. Except as otherwise provided herein, the manner and time of payment of the Account Balance shall be at the sole discretion of the Committee. In exercising its discretion the Committee shall be entitled to consider as one factor a request in writing from a participant, or in the case of death the beneficiary or beneficiaries designated pursuant to 9.4, as to a particular form of payment delivered to the officer of the Company

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designated from time to time by the Committee 30 days prior to termination of employment, or, in the case of death within 30 days after such death.

                 (a) In the case of death of a participant, the Account Balance of the participant shall be paid to the participant's beneficiary or beneficiaries, designated under Section 9.4 hereof, in a lump sum in cash, or in periodic cash payments in such intervals over such period of time, all as determined by the Committee, plus interest on the unpaid amount at the Prime Rate paid currently with each such periodic payment or credited to the Account Balance quarterly if such payments are less frequent than quarterly. The amount of the participant's incentive credit for the fiscal year in which death occurs shall be determined on or before November 1 following such fiscal year and shall be paid to his beneficiaries in cash in the manner determined by the Committee.

                 (b) In the event the employment of a participant is terminated for any reason other than death, the participant's Account Balance shall be paid in cash either in lump sum, or in such intervals over such a period as may be determined by the Committee. The Committee may elect to allow all or part of the Account Balance to remain in units or in the Cash Account in accordance with the participant's last election prior to termination. Deferred units shall accrete and be adjusted as


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provided in Article VII and the Cash Account shall bear interest at the Prime
Rate credited quarterly or paid currently with each distribution if such distributions are more frequent. If the Account Balance remains as units, the Account Balance will be revalued as set forth in Section 9.2 above, at the time of each distribution, except that the Prices shall be averaged over the calendar month preceding each such distribution.

         9.4. Each person, within thirty (30) days after becoming a participant under this Plan, shall file with the officer of the Company designated from time to time by the Committee a notice in writing designating one or more beneficiaries to whom payments otherwise due the participant shall be made in the event of the participant's death. The beneficiary or beneficiaries so designated shall be one or more persons or entities (including a trust) other than his creditors, or the creditors of his estate, or an entity in which any of the foregoing may have an interest. The participant shall have the right to change the beneficiary or beneficiaries from time to time; provided, however, that any change shall not become effective until it is received in writing by the officer of the Company designated from time to time by the Committee. If no such designation is on file with the Company, or to the extent that any such designation is ineffective, the beneficiary shall be the estate of such participant.

         9.5. If the participant receives the Account Balance in one lump sum payment in cash, and the former participant desires to purchase for his own account in the open market Common Stock with

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the proceeds of the distribution attributable to the Stock Units, then the following provision will apply. The Company will reimburse the former participant an amount equal to the brokerage fees incurred by such former participant in market trades during the ten trading days on the securities exchange on which such securities are traded, subsequent to the date of the distribution from the Plan for the purchase of Common Stock in a dollar amount not exceeding the dollar amount of the Account Balance attributable to Stock Units. Reimbursement shall be against written substantiation of satisfaction of the above requirements satisfactory to the Committee submitted by the terminated participant.

                                   ARTICLE X
                           TERMINATION OF EMPLOYMENT

         The Committee shall determine, with respect to any participant who transfers to any affiliate of the Company, whether such transfer constitutes termination of employment for purposes of this Plan. "Affiliate" of the Company as used herein shall mean any corporation controlling, or under common control with, the Company. "Control" as used herein means the ownership, either directly or indirectly, of 50% or more of the outstanding stock having ordinary voting power.

                                   ARTICLE XI
                 REDUCTION OR CHANGE IN OUTSTANDING SECURITIES

         In the event the face amount of the outstanding debt securities upon which the value of a unit is based shall be

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reduced to less than 40% of the total face amount of such securities originally issued, the securities, shall, as of a date determined by the Committee, cease to be used for determining either the number or the value of units in participant accounts, and the Committee shall designate a revised method for unit determination purposes. In the event of a recapitalization, conversion, call, tender or modification of a security upon which a unit is based or other similar transaction affecting the status of such security, which in the opinion of the Committee substantially alters or changes the advisability of using such security as basis for units under this Plan, then the Committee as of a date determined by it may cease using such security for determining the number and value of such units and designate a revised method or alternative security upon which to base or value such units.

                                  ARTICLE XII
                             ADMINISTRATION OF PLAN

         The administration of this Plan and the construction and interpretation of any provisions hereof shall be the responsibility of the Committee and any construction, interpretation or decision by the Committee shall be final and conclusive and shall be binding upon the Company and upon all participants. The Committee may establish and promulgate such rules and regulations of general application relating to this Plan as it may determine are desirable and appropriate.

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                                  ARTICLE XIII

                        BOOKS AND RECORDS OF THE COMPANY

         The amount established hereunder as the incentive fund for each year, all payments thereof to each participant, the credits made to participant accounts and determinations of Account Values shall be determined by the Committee or by the Company, as appropriate, and the determinations so made shall be conclusive and binding as to all participants, their beneficiaries, the Company, and each participant accepting the benefits hereof shall be conclusively presumed to accept the same on the condition that he will not dispute or contest such determinations.

                                  ARTICLE XIV
                           AMENDMENT AND TERMINATION

         The Committee may amend or terminate this Plan at any time provided, however, no such amendment or termination shall, as of the date it becomes effective, adversely affect the rights of any participant with respect to any units or amounts credited or to be credited for any year prior to the effective date of such amendment.

                                   ARTICLE XV
                             SUCCESSORS AND ASSIGNS

         This Plan shall be binding upon, and shall be assumed in all respects by, any successors or assigns of the Company.

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                            EXECUTIVE INCENTIVE PLAN
                      DRAFT EXECUTIVE COMMITTEE RESOLUTION

RESOLVED, that the Corporation is authorized to enter into amendment agreements with participants of the Deferred Compensation Unit Plan, ("Plan"), to make available for payment all amounts credited to such participants' accounts, provided, that the deferred accounts of those participants who decline to enter into amendment agreements shall continue to be deferred in accordance with the terms of the Plan.

FURTHER RESOLVED, that the amendment agreements shall be in such form as may be approved or authorized by the Executive Committee of the Board of Directors of this Corporation.
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                                      DUP
                      DRAFT EXECUTIVE COMMITTEE RESOLUTION

RESOLVED, that the Corporation is authorized to enter into amendment agreements with participants of the Deferred Compensation Unit Plan, ("Plan"), to make available for payment all amounts credited to such participants' accounts, provided, that the deferred accounts of those participants who decline to enter into amendment agreements shall continue to be deferred in accordance with the terms of the Plan.

FURTHER RESOLVED, that the amendment agreements shall be in such form as may be approved or authorized by the Executive Committee of the Board of Directors of this Corporation.
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          Amendment to Executive Incentive Plan of Associates Corporation
                    of North America as restated on July 31, 1980
                         and as revised on March 15, 1983

The Executive Incentive Plan of Associates Corporation of North America is hereby amended in the following respects.

1. Section 1.1(k) Stock Unit is hereby amended to read in its entirety as follows: "Stock Unit" shall mean the equivalent of a share the Magellan Fund, an open end mutual fund sponsored and managed by Fidelity Management and Research Company." This amendment will be effective as of October 31, 1989.

2.       Section 7.3 is hereby amended to read in its entirety as follows:
         "During employment (including the year ended July 31, 1980 in the case of participant taking retirement in that year) or if the participant has taken retirement in accordance with Company policy at the election of the participant, and with the approval of the Committee, any amount or portion thereof credited to the participant's Deferred Account may be converted as of the last [business] day of any March, June, September and December ("Conversion Date") (i) from or into Stock Units or Cash Account as selected by the participant and (ii) from, but not into, other units which may have been established pursuant to 7.2(b). In the case of conversion from or to Stock Units or such other units, the conversion shall be based upon the closing Price of the Magellan Fund, or such security as the other unit may be based, as appropriate, on such Conversion Date. Any election of the participants in accordance with this Section 7.3 must be delivered in writing to the Committee on or before such Conversion Date." This amendment shall be effective with the election on the last day of December, 1995.

Executed this 11th day of October, 1995.

By:         /s/ JAMES B. WATTS
         ------------------------
         James B. Watts
         Vice President and Member
         of the Compensation Committee
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RESOLUTIONS ADOPTED BY WRITTEN CONSENT
OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
OF ASSOCIATES CORPORATION OF NORTH AMERICA DATED OCTOBER 3, 1995

APPROVE AMENDMENTS TO THE DEFERRED COMPENSATION UNIT PLAN AND EXECUTIVE INCENTIVE PLAN

RESOLVED, the Deferred Compensation Unit Plan and the Executive Incentive Plan of Associates of Corporation of North America ("the Company") are hereby amended to provide for the conversion of account balances by participants 4 times per year on the last day of each March, June, September and December.

FURTHER RESOLVED, that any one of the members of the Compensation Committee is authorized to execute and deliver an amendment to the Deferred Compensation Unit Plan and the Executive Incentive Plan carrying into effect the foregoing resolution.